ALLIANCE RECOVERY CORPORATION


                              EMPLOYMENT AGREEMENT
                              --------------------

         EMPLOYMENT AGREEMENT between Peter Vaisler, an individual residing at 1133 St. Anthony Road, London, Ontario, Canada, N6H 2P9 (hereinafter referred to as "Employee") and Alliance Recovery Corporation, a Delaware corporation, having an office at Borchert Park Drive, P.O. Box 1538, Monroe, Michigan, (the "Employer") to be effective as of the date on which the SB-2 Registration Statement of the Employer is declared effective by the U.S. Securities and Exchange Commission (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, Employer desires to employ Employee as the Chief Executive Officer and President; and

         WHEREAS, Employee is willing to be employed as the Chief Executive Officer and President in the manner provided for herein, and to perform the duties of the Chief Executive Officer and President upon the terms and conditions herein set forth; and

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:


1.       Employment of the Chief Executive Officer and President. Employer
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hereby employs Employee as Chief Executive Officer and President.

2.       Term.
         ----

         (a) Subject to Section 9 below and further to Section 2(b) below, the term of this Agreement shall commence upon the execution hereof (the "Commencement Date") and expire five years from such date ("Initial Term"). Each 12 month period after the end of the initial term forward during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

         (b) Subject to Section 10 below, unless the Board of Directors of the Company (the "Board") of Employer shall determine to the contrary and shall so notify Employee in writing on or before the end of the Initial Term or any Annual Period or unless the Employee notifies Employer in writing thirty (30) days before the end of the Initial Term or any Annual Period of his desire not to renew this Agreement, then at the end of either the Initial Term or the Annual Period, as the case maybe, the term of this Agreement shall be automatically extended for five (5) years to be added at the end of the then current term of this Agreement.

3.       Duties. The Employee shall perform those functions generally performed
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by persons of such title and position, shall attend all meetings of the stockholders and the Board and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the Board.

4.       Compensation & Benefits.
         -----------------------

         (i)      Employee shall be paid compensation of a minimum of $250,000 per year during the Initial Term of this Agreement.
         (ii)     Employee is eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by the Board, in its sole discretion.
         (iii) Employee shall receive an automobile allowance as determined by the Employer's Board of Directors.
         (iv) The Employer shall use its best efforts maintain Director's and Officer's Liability Insurance in an amount that is standard and customary for a business of its nature.
         (v) The Employer shall provide contributions to any self-directed employee benefit plan (whether or not based in the United States) up to the maximum amount allowable by law.
         (vi) Employee has provided certain technology and know-how to Employer that is owned by Employee. Provided Employee is employed by Employer under the terms of this Agreement, Employer shall be able to use such technology at no charge. If Employee is no longer employed by Employer for any reason whatsoever, Employer can use such technology only in accordance with a license agreement to be entered into by Employee and Employer, on terms acceptable to both parties, which shall include, but not be limited to, a license fee payable by Employer to Employee based on the replacement cost of technology as set out in the engineer's opinion attached hereto as Exhibit A.

5.       Expenses. Employee shall submit to Employer reasonably detailed
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receipts with respect thereto which substantiate the Employee's expenses.

6.       Vacation. Employee shall be entitled to receive six (6) weeks paid
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vacation time during each year of employment upon dates agreed upon by Employer.
Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

7.       Secrecy. At no time shall Employee disclose to anyone any confidential
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or secret information (not already constituting information available to the public) concerning (a) internal affairs or proprietary business operations of

Employer or its affiliates or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

8.       Covenant Not to Compete. Employee will not, at any time, anywhere in
         -----------------------
the areas where Employer does business during the term of this Agreement, and for two (2) years thereafter, either directly or indirectly, engage in, with or for any enterprise, institution, whether or not for profit, business, or company, competitive with the business of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than five percent (5%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on an international or national stock exchange.

9.       Termination. If the Employee is terminated by the Employer, the
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Employee shall be entitled to a severance package equal to five (5) years salary based on Employee's salary at the time of such termination. Notwithstanding such fact, if Employee is terminated for Cause in accordance with section 9(a)(i)(B) only, then Employee shall not be entitled to said severance package.

         (a)      Termination by Employer:

                  (i) Employer may terminate this Agreement immediately for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony against the Employer; and/or (C) the habitual abuse of alcohol or controlled substances. In no event shall alleged incompetence of Employee in the performance of Employee's duties be deemed grounds for termination for Cause.
                  (ii) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under
                           Section 4 for the period prior to Employee's death and any other amount to which Employee was entitled to at the time of his death.

         b.       Termination by Employee or Employer without Cause

                  (i) Employee or Employer shall have the right to terminate Employee's employment under this Agreement upon thirty (30) days' notice to either party. If Employer terminates this Agreement, Employee shall be entitled to the severance amount set forth in this paragraph.

10.      Consequences of Breach by Employer.
         ----------------------------------

         Employment Termination

         (a) If this Agreement is terminated pursuant to Section 9(b)(i) hereof by Employee, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                  (i) Employee shall be entitled to payment of any previously declared bonus and additional compensation as provided in Section 4 above.

         (b) In the event that Employee's employment is terminated for any of the following (i) for cause as set forth in Section 9(a)(i) of this Agreement, (ii) the expiration of the term of this Agreement, or (iii) resignation by the Employee in accordance with Section 9(b)(i), then the provisions of Section 8 shall apply to Employee.

11.      Remedies. Employer recognizes that because of Employee's special
         --------
talents, stature and opportunities in the mining market, in the event of termination by Employer hereunder (except under Section 9(a)(i) or (ii), or in the event of termination by Employee under Section 9(b)(i) before the end of the agreed term), the Employer acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

12.      Excise Tax. In the event that any payment or benefit received or to be
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received by Employee in connection with a termination of his employment with
Employer would constitute a "parachute payment" within the meaning of Internal Revenue Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Internal Revenue Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

13.      Arbitration. Any controversies between Employer and Employee involving
         -----------
the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association and shall be held in the county where the Employer's principal place of business is at the time of the arbitration. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

14.      Attorneys' Fees and Costs. If any action at law or in equity is
         -------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

15.      Entire Agreement; Survival. This Agreement contains the entire
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agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of Sections 4, 7, 8, 9(a)(ii), 10, 11, 12, 13, 14, 16, 17, 18 and 19 shall survive the termination of this Agreement.

16.      Assignment. This Agreement shall not be assigned to other parties.
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17.      Governing Law. This Agreement and all the amendments hereof, and
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waivers and consents with respect thereto shall be governed by the internal laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

18.      Notices. All notices, responses, demands or other communications under
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this Agreement shall be in writing and shall be deemed to have been given when:

         (a)      delivered by hand;
         (b) sent be telex or telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or
         (c) received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                  (i) if to the Employer:

                           Alliance Recovery Corporation
                           Borchert Park Drive, P.O. Box 1538
                           Monroe, Michigan 48161-1538

                           Telefax:  (519) 671-0417
                           Telephone: (519) 473-6507

         Copy to:          Anslow & Jaclin, LLP
                           195 Route 9 South, Suite 204
                           Manalapan, New Jersey 07726
                           Attention: Gregg Jaclin, Esq.
                           Telefax: (732) 577-1188
                           Telephone: (732) 409-1212

                  (ii) if to the Employee:

                           Peter Vaisler
                           1133 St. Anthony Road
                           London, Ontario N6H 2P9
                           Telefax: (519) 473-6507
                           Telephone: (519) 657-7742

19.      Severability of Agreement. Should any part of this Agreement for any
         -------------------------
reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the 6th day of January, 2004.


ATTEST:                                          ALLIANCE RECOVERY CORPORATION


By:                                                By: /s/  Peter Vaisler
    ---------------------------------                  -------------------------



WITNESS:

By:                                                By: /s/ Peter Vaisler
    ---------------------------------                  -------------------------
                                                           Peter Vaisler